UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2017

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On January 1, 2017, Edgewater Technology, Inc. (the “Company”) notified Ancora Catalyst Fund LP (“Ancora”) that the Board of Directors of the Company had set the close of business on January 11, 2017 as the record date (the “Record Date”) for purposes of determining the holders of record of the Company’s Common Stock, $0.01 par value per share, eligible to consent in writing to the consent solicitation being undertaken by Ancora and other participants. On January 3, 2017, the Company also issued a press release (the “Press Release”) announcing the Record Date. A copy of the letter from the Company to Ancora, dated January 1, 2017, and a copy of the Press Release, dated January 3, 2017, are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference in their entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Letter, dated January 1, 2017, from Edgewater Technology, Inc. to Ancora Catalyst Fund LP.

99.2	Press Release of Edgewater Technology, Inc., dated January 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2017

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name: Timothy R. Oakes
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Letter, dated January 1, 2017, from Edgewater Technology, Inc. to Ancora Catalyst Fund LP.

99.2	Press Release of Edgewater Technology, Inc., dated January 3, 2017.